SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 21, 2011

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

ITEM 8.01. Other Events.

Notice of Claim for Indemnification of EMC Mortgage

Security National Financial Corporation (the “Company”) and its subsidiary, SecurityNational Mortgage Company (“SecurityNational Mortgage”), received a notice of claim for indemnification relating to mortgage loans that EMC Mortgage, LLC (“EMC Mortgage”) allegedly purchased from SecurityNational Mortgage.  The notice was from JP Morgan Chase & Co. (“JP Morgan Chase”) in behalf of EMC Mortgage.  According to the notice, the alleged indemnification claims relate to mortgage loans that SecurityNational Mortgage sold to EMC Mortgage under a Mortgage Loan Purchase Agreement, dated December 5, 2005, between SecurityNational Mortgage and EMC. The notice also referenced an Agreement of Guaranty, dated February 23, 2006, by the Company relative to EMC Mortgage.  The notice states that EMC Mortgage allegedly purchased mortgage loans from SecurityNational Mortgage, which were later securitized by means of mortgage pass-through certificates.

The notice of indemnification claims from JP Morgan Chase also states that EMC Mortgage has been named in a lawsuit by the Bear Stearns Mortgage Funding Trust 2007-AR2 (the “Trust”), which was filed on September 13, 2011 in the Delaware Court of Chancery.   A copy of the complaint and the amended complaint has been provided by JP Morgan Chase. The amended complaint contends that more than 800 residential mortgage loans that EMC Mortgage sold to the Trust contained breaches of representations and warranties concerning the mortgage loans. The amended complaint also contends that despite EMC Mortgage’s assurance to the Trust that the mortgage loans met certain minimum quality standards, there have been defaults and foreclosures in many of such loans.  As a result of the alleged defaults and foreclosures, the amended complaint asserts that EMC Mortgage is required to repurchase from the Trust any loans for which it breached its representations and warranties, in the amount of the mortgage loans’ outstanding principal balance and all accrued but unpaid interest.

The notice from JP Morgan Chase further states that the Company and SecurityNational Mortgage are required to indemnify EMC Mortgage for any loss arising from the lawsuit against EMC based upon alleged untrue statements of material fact related to information that was provided by SecurityNational Mortgage.  The amended complaint includes the loan numbers of the alleged non-complying mortgage loans that EMC Mortgage sold to the Trust.  In a letter from JP Morgan Chase accompanying a copy of the amended complaint, JP Morgan Chase asserted that 21 mortgage loans originated by SecurityNational Mortgage were included in the lawsuit as part of the alleged non-complying mortgage loans that EMC allegedly sold to the Trust.  Thus, it appears that only a very small percentage of the alleged non-complying mortgage loans that EMC Mortgage sold to the Trust were mortgage loans that SecurityNational Mortgage had sold to EMC.

Moreover, to the extent the claims by the Trust against EMC Mortgage relate to mortgage loans that SecurityNational Mortgage sold to EMC, the Company believes it has defenses to such claims with respect to EMC.  For example, neither the Company nor SecurityNational Mortgage is a party to any agreement involving the Trust, nor are they privy to any agreements between EMC Mortgage and the Trust.  The Company intends to vigorously defend itself and SecurityNational Mortgage in the event that JP Morgan Chase were to bring any legal action to require the Company or SecurityNational Mortgage to indemnify it for any loss, liability or expense in connection with the lawsuit that the Trust has brought against EMC Mortgage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: February 10, 2012	By: /s/ Scott M. Quist
Scott M. Quist, President